Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended July 31, 2008

	Red Sun Mining, Inc.	Zurvita, Inc.	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
REVENUES
Marketing fees and materials	$-	$302,180	$-		$302,180
Membership fees	-	370,758	-		370,758
Total revenues	-	672,938	-		672,938

COST OF SALES
Benefit and service cost	-	190,556	-		190,556
Sales commissions	-	886,891	-		886,891
Total cost of sales	-	1,077,446	-		1,077,446

GROSS PROFIT	-	(404,508)	-		(404,508)

OPERATING EXPENSES
Depreciation	-	3,458	-		3,458
Office related expenses	-	74,352	-		74,352
Other	16,850	-	-		16,850
Payroll and employee benefits	-	421,651	153,053	(a)	574,704
Professional fees	-	1,517,504	186,200	(b)	1,703,704
Selling and marketing	-	659,433	646,000	(c)	1,305,433
Travel	-	171,527	-		171,527
Total operating expenses	16,850	2,847,926	985,253		3,850,029

Loss from operations	(16,850)	(3,252,434)	(985,253)		(4,259,537)

Income taxes	-	11,422	-		11,422

Net loss available to common stockholders	$(16,850)	$(3,263,856)	$(985,253)		$(4,265,959)

Basic and diluted loss per share	$(0.01)				$(0.27)

Basic and diluted weighted average number
of common shares outstanding	2,546,448		15,910,625		15,910,625

The accompanying notes are an integral part of these condensed financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of April 30, 2009

	Red Sun Mining, Inc.	Zurvita, Inc.	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
ASSETS
Current assets
Cash	$436	$5,063	$1,425,000	(d)	$1,430,499
Accounts receivable	-	7,995	-		7,995
Prepaid marketing agreement			161,500	(i)
Agent advanced compensation	-	814,330	-		814,330
Total current assets	436	827,388	1,586,500		2,414,324

Property, plant and equipment
(net of accumulated depreciation)	-	120,487	-		120,487

Agent advanced compensation	-	427,979	-		427,979
Deposits and other assets	-	123,549	-		123,549
Total assets	$436	$1,499,403	$1,586,500		$3,086,339

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$275	$282,796	$60,000	(j)	$343,071
Related party accounts payable	1,500	300	-		1,800
Deferred revenue	-	1,043,436	-		1,043,436
Fair value of warrants	-	-	571,200	(e)	571,200
Total current liabilities	1,775	1,326,532	631,200		1,959,507

Stockholders' Equity (Deficit)
Preferred stock ($.0001 par value, 1,500,000 shares
authorzied; 0 shares issued and outstanding as of
April 30, 2009 and July 31, 2008)	-	-	1,750	(f)	1,750
Red Sun common stock ($.0001 par value, 100,000,000 shares
authorized; 3,00,000 shares issued and outstanding as
of April 30, 2009 and July 31, 2008)	300	-	1,291	(g)	1,591
Zurvita common stock ($.01 par value, 100 shares authorized;
100 shares issued and outstanding as of April 30, 2009
and July 31, 2008)	-	1	(1)	(f)	-
Treasury Stock			(210,000)	(g)
Additional paid-in capital	37,200	7,818,863	1,947,750		9,803,813
Accumulated deficit	(38,839)	(7,645,993)	(785,490)	(h)	(8,470,322)
Total shareholders' equity (deficit)	(1,339)	172,871	955,300		1,336,832

Total liabilities and stockholders' deficit	$436	$1,499,403	$1,586,500		$3,296,339

The accompanying notes are an integral part of these condensed financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended April 30, 2009

	Red Sun Mining, Inc.	Zurvita, Inc.	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
REVENUES
Commissions	$ -	$ 22,672	$ -		$ 22,672
Marketing fees and materials	-	1,786,757	-		1,786,757
Membership fees	-	1,277,084	-		1,277,084
Total revenues	-	3,086,514	-		3,086,514

COST OF SALES
Benefit and service cost	-	488,940	-		488,940
Sales commissions	-	2,381,047	-		2,381,047
Total cost of sales	-	2,869,988	-		2,869,988

GROSS PROFIT	-	216,526	-		216,526

GENERAL & ADMINISTRATIVE EXPENSES
Depreciation	-	19,692	-		19,692
Office related expenses	-	182,941	-		182,941
Other	13,901	-	-		13,901
Payroll and employee benefits	-	858,254	114,790	(a)	973,044
Professional fees	-	1,330,554	186,200	(b)	1,516,754
Selling and marketing	-	2,279,588	484,500	(c)	2,764,088
Travel	-	253,805	-		253,805
Total operating expenses	13,901	4,924,834	785,490		5,724,225

Loss from operations	(13,901)	(4,708,307)	(785,490)		(5,507,698)

Income taxes	-	17,964	-		17,964

Net loss available to common stockholders	$ (13,901)	$ (4,726,272)	$ (785,490)	(h)	$ (5,525,663)

Basic and diluted loss per share	$ (0.00)				$ (0.35)

Basic and diluted weighted average number of
of common shares outstanding	3,000,000		15,910,625		15,910,625

The accompanying notes are an integral part of these condensed financial statements.

NATURE OF OPERATIONS

On July 31, 2009 Zurvita, Inc. (“Zurvita”) reversed merged into Red Sun Mining Inc. (“Red Sun”). Zurvita is a provider of products and benefits through the use of a multi-level marketing distribution channel which consist of independent business operators.  The products marketed include residential gas and electricity energy rate plans, discount healthcare benefits and discount benefits on various retail products and services.  Red Sun was primarily engaged in the acquisition and exploration of mining properties and has been in the exploration stage since its formation and has yet realized any revenues from its planned operations.

NOTE 2 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The pro forma condensed consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America.  In preparing the pro forma condensed consolidated statement of operations for the year ended July 31, 2008, the Company applied Statement of Financial Accounting Standards No. 141, Business Combinations (FAS 141-R), which is effective for business combinations for which the acquisition date is on or after the beginning of the first annual  reporting period  beginning on or after December 15, 2008.  This statement requires the use of the acquisition method to account for business combinations.  The application of the acquisition method is based on the overall principle that a business combination is a transaction in which an entity takes control of another entity, and that the fair value of the underlying exchange transaction should be used to establish a new accounting basis of the acquired entity.  Taking control is the triggering event for a business combination in accordance with FAS 141-R, regardless of how control is obtained.  The use of the acquisition method to account for business combinations results in the recognition of assets acquired, liabilities assumed and noncontrolling interests at fair value.  The statement also requires acquisition-related costs, as well as restructuring costs the acquirer expects to incur for which it is not obligated at acquisition date, to be recorded against income rather than included in purchase-price determination. It also requires recognition of contingent arrangements at their acquisition-date fair values, with subsequent changes in fair value generally reflected in income.

COMMON STOCK

Zurvita has authorized one hundred (100) common shares with a par value of $0.01.  As of the year ended July 31, 2008 and the nine month period ended April 30, 2009, 100 shares were issued and outstanding.  On all matters required by law to be submitted to a vote of the holders of the common stock, each share of common stock is entitled to one vote per share.

Red Sun has authorized one hundred million (100,000,000) common shares with a par value of $0.0001.  As of year ended, July 31, 2008 and the nine months ended April 31, 2009, three million (3,000,000) shares were issued and outstanding.  On all matters required by law to be submitted to a vote of the holders of the common stock, each share of common stock is entitled to one vote per share.

Immediately following the issuance of preferred stock, Red Sun used the proceeds from the issuance to repurchase 2,000,000 shares of the outstanding stock for $210 thousand and is holding the shares as treasury stock.

Pursuant to the terms of the Share Exchange Agreement, Red Sun issued to The Amacore Group, Inc. (“Amacore”), who at the time was the parent company of Zurvita, an aggregate of 9,310,000 shares of common stock, in exchange for 100 common shares of Zurvita.  As a result of this exchange, Red Sun acquired 100% of the issued and outstanding securities of Zurvita.

Concurrent with the closing of the Share Exchange Agreement, Zurvita entered into an Advertising and Marketing Agreement (“Marketing Agreement”) with OmniReliant Holdings, Inc. (“OmniReliant”).  Pursuant to the Marketing Agreement, Zurvita agreed to provide placement of advertising for OmniReliant on its website and OmniReliant agreed to provide Zurvita with certain marketing services.  The marketing services to be provided by OmniReliant include the production of infomercials, video production services, management of call centers, buying and fulfillment services.  In consideration for such services, OmniReliant received an aggregate of 3,800,000 shares of the Red Sun’s common stock.

Immediately following the closing of the Share Exchange Agreement, Red Sun entered into an employment agreement with Mark Jarvis (the “Jarvis Agreement”), pursuant to which, Mr. Jarvis agreed to serve as Co-CEO of Red Sun for a term of two years.  Pursuant to the Jarvis Agreement, Mr. Jarvis shall receive annual compensation of $480,000 (the “Base Salary”).  Mr. Jarvis shall also be entitled certain other benefits, including health insurance, as may be provided to other comparable executives of Red Sun.  In addition, within 30 days of the execution of the Jarvis Agreement, Red Sun shall place 1,800,625 shares of the Company’s common stock in escrow on behalf of Mr. Jarvis pursuant to the Company’s 2009 Incentive Stock Plan (the “Initial Jarvis Shares”). The Initial Jarvis Shares shall be subject to a vesting period to which (i) 900,625 shares shall vest on July 30, 2010, and (ii) 900,000 shares shall vest on July 30, 2011.  In addition, in the event that for the first quarter ending six months after July 30, 2009, the Company is cash flow positive, the Company shall, within 30 days of filing its Form 10-Q, issue to Mr. Jarvis 1,800,625 shares of common stock (the “Performance Shares”).  The Performance Shares shall be issued under the Company’s 2009 Incentive Stock Plan and shall be subject to a one year vesting period from the time of initial grant. Alternatively, for the two quarters ending six months after July 30, 2009, (“Extended Measuring Quarters”), should the average Company’s monthly cash flow during the Extended Measuring Quarters be operationally cash flow positive, the Performance Shares shall be issued to Mr. Jarvis.

In addition to his Base Salary, Mr. Jarvis shall also be eligible to receive certain incentive bonus compensation (the “Incentive Bonus”) based upon the revenue generated by the Company.  Mr. Jarvis’ Incentive Bonus shall be calculated as 10% of the Company’s net income.  If Mr. Jarvis’ employment is terminated by the Company as a result of his disability (as such term is defined in the Jarvis Agreement), Mr. Jarvis shall be entitled to receive a lump sum payment equal to his (i) accrued but unpaid Base Salary, (ii) any outstanding expense reimbursements, (iii) any accrued but unpaid Incentive Bonus, (iv) a monthly amount, which when added to any amounts received by Mr. Jarvis from any disability policy in effect at the time of his disability, will equal Mr. Jarvis’ Base Salary for the 12 month period following the date of disability termination.

After the closing of the Share Exchange Agreement and execution of the Marketing and Jarvis Agreements, Amacore’s investment in the Company represented 58.5% of the issued and outstanding common stock and 40.6% of the voting rights of total equity securities outstanding; OmniReliant’s investment in the Company represented 23.9% of the issued and outstanding common stock and 16.6% of the voting rights of total equity securities outstanding; Mark Jarvis’s investment in the Company represented 11.3% of the issued and outstanding common stock and 7.9% of the voting rights of total equity securities outstanding; and the remaining 6.3% of the issued and outstanding common stock was held by various investors.

PREFERRED STOCK

Concurrent with the closing of the Share Exchange Agreement, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund and closed a private placement offering pursuant to which it raised gross proceeds of $1.75 million and issued preferred stock (the “Preferred Stock”) convertible into shares of the Company’s common stock at an initial conversion price of $0.25, subject to adjustment (the “Private Placement”).

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, and before any junior security of the Company, the holders of preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share equal to the stated value of holder’s respective preferred stock series plus the aggregate amount of accumulated but unpaid dividends on each share of preferred stock.  If, upon a liquidation event, the assets of the Company are insufficient to permit payment in full to such holders of the aggregate amount that they are entitled to be paid by their respective terms, then the entire assets, or proceeds thereof, available to be distributed to the Company’s stockholders shall be distributed to the holders of the preferred stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable were paid in full.

Warrants

The investor, Vicis, in the Private Placement received (i) common stock purchase warrants to purchase up to an aggregate of 7,000,000 shares of common stock at an initial exercise price of $0.25 per share, (the “Warrants” and, together with the Preferred Stock, the “Private Placement Securities”). Midtown Partners & Co., LLC (“Midtown”) acted as placement agent on the Private Placement.  In connection with the issuance of the Private Placement Securities, Midtown received a warrant to purchase up to 140,000 shares of Common Stock at an initial exercise price of $0.25 per share.

These warrants are liability instruments issued in conjunction with preferred stock and are classified as liability instruments in accordance with EITF Issue No. 00-19 Accounting for Derivative Financial Instruments Indexed to and potentially settled in a Company’s Own Stock as net share settlement is not considered within the Company’s control.

The warrants are classified as liabilities under the provisions of EITF Issue No. 00-19.  The fair value of the warrants was determined by a third–party valuation specialist based upon the Black-Scholes Option Pricing Model.

The fair value of the warrants is calculated based on the share of the Company’s equity due to the preferred stock liquidation preference noted above.  At time of issuance, the fair value of these warrants is approximately $571 thousand and has been recorded as “Fair value of warrants” on the accompanying balance sheet.

ProForma Adjustments

a)	Represents the stock based compensation expense associated with the stock issued per the Employment Agreement with Mark Jarvis.

b)
Represents the transaction costs resulting from the Share Exchange Agreement, first time audit fees incurred as a result of the reverse merger and the expense associated with the issuance of warrants issued Midtown for consulting services.

c)	Represents the amortization of the Marketing Agreement with OmniReliant.

d)
Represents the cash purchase price of $1,750,000 million for the Company’s Series A convertible preferred stock less the transaction costs noted in (b) as well as the stock repurchase costs noted in (g).

e)	Represents the fair value of the warrants issued that was determined by a third-party valuation specialist based upon the Black-Scholes Option Pricing Model.

f)
Vicis purchased 1,750,000 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share and a warrant to acquire six million (7,000,000) shares of the Company’s Class A Common Stock, par value $0.001 per share for an aggregate cash purchase price of $1,750,000 million.

g)	Represents the shares that were allocated to the following parties.

1.
Pursuant to the terms of the Share Exchange Agreement, Red Sun issued to Amacore an aggregate of 9,310,000 shares of common stock, resulting from the exchange of approximately 93,100 shares of the Red Sun common stock, par value $0.0001 per share, for each outstanding share of Zurvita common stock exchanged by Amacore. Pursuant to the terms of the Share Exchange Agreement, Red Sun acquired 100% of the issued and outstanding securities of Zurvita.

2.	Pursuant to the Marketing Agreement OmniReliant received an aggregate of 3,800,000 shares of the Red Sun’s common stock, par value $0.0001 per share.

3.	Pursuant to the Jarvis Agreement place 1,800,625 shares of Red Sun’s common stock, par value $0.0001 per shares

h)	Represents Zurvita’s net loss after adjustments made based upon the aforementioned events.

i)	Represents the unamortized portion of the Marketing Agreement with OmniReliant.

j)	Represents the transaction first time audit fees incurred as a result of the reverse merger.